UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2018

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7450 Tilghman Street, Allentown, PA 18106

(Address of Principal Executive Offices) (Zip Code)

(610) 797-9500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On October 19, 2018, JetPay Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NCR Corporation, a Maryland corporation (“Parent”), and Orwell Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of the Company by Parent in an all cash transaction, pursuant to a tender offer (the “Offer”), followed by a subsequent back-end merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence the Offer for each (i) share of common stock, par value $0.001 per share (the “Company Common Shares”) at a price per Company Common Share of $5.05 (the “Company Share Offer Price”), (ii) share of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Shares”) at a price per Series A Preferred Share equal to the greater of (A) the Series A Liquidation Value (as defined in the Merger Agreement) of such Series A Preferred Share and (B) the amount of proceeds that the holder of such Series A Preferred Share would receive if such Series A Preferred Share was converted into Company Common Shares pursuant to the Series A Certificate of Designation (as defined in the Merger Agreement) and such holder received the Company Share Offer Price for each Company Common Share issued upon such conversion (the “Series A Offer Price”), (iii) each share of Series A-1 Convertible Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Shares”) at a price per Series A-1 Preferred Share equal to the greater of (A) the Series A-1 Liquidation Value (as defined in the Merger Agreement) of such Series A-1 Preferred Share and (B) the amount of proceeds that the holder of such Series A-1 Preferred Share would receive if such Series A-1 Preferred Share was converted into Company Common Shares pursuant to the Series A-1 Certificate of Designation (as defined in the Merger Agreement) and such holder received the Company Share Offer Price for each Company Common Share issued upon such conversion (the “Series A-1 Offer Price”), and (iv) each share of Series A-2 Convertible Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred Shares” and, together with the Series A Preferred Shares and the Series A-1 Preferred Shares, the “Preferred Shares”) at a price per Series A-2 Preferred Share equal to the greater of (A) the Series A-2 Liquidation Value (as defined in the Merger Agreement) of such Series A-2 Preferred Share and (B) the amount of proceeds that the holder of such Series A-2 Preferred Share would receive if such Series A-2 Preferred Share was converted into Company Common Shares pursuant to the Series A-2 Certificate of Designation (as defined in the Merger Agreement) and such holder received the Company Share Offer Price for each Company Common Share issued upon such conversion (the “Series A-2 Offer Price” and, together with the Company Share Offer Price, the Series A Offer Price, the Series A-1 Offer Price and the Series A-2 Offer Price, the “Offer Prices”). Subject to the terms and conditions of the Merger Agreement, the Offer will initially remain open for twenty (20) business days from the date of commencement of the Offer. If at the scheduled expiration time of the Offer any of the conditions to the Offer have not been satisfied or waived, then the Offer may be extended on one or more occasions to permit the satisfaction of all Offer conditions.

At the effective time of the Merger (the “Effective Time”), each Company Common Share or Preferred Share issued and outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive the Company Share Offer Price, the Series A Offer Price, the Series A-1 Offer Price or the Series A-2 Offer Price, as applicable, without interest, other than Company Common Shares held by a holder who has properly exercised appraisal rights with respect to such Company Common Shares in accordance with Section 262 of the Delaware General Corporation Law (“DGCL”).

Pursuant to the Merger Agreement, each option (“Company Option”) outstanding immediately prior to the Effective Time that is unvested will become fully vested, and each Company Option that is then outstanding will, automatically and without any action required on the part of the holder thereof, be cancelled in exchange for the right of the holder thereof to receive (without interest) an amount in cash equal to the product of (x) the total number of Company Common Shares underlying the Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Company share Offer Price over the per-share exercise price of such Company Option, less applicable tax withholdings. Pursuant to the Merger Agreement, each warrant to purchase Shares or Preferred Shares (“Warrant”) that remains unexercised and outstanding prior to the Effective Time shall be cancelled and, in full consideration of such cancellation, will be converted into and thereafter evidence the right to receive, without interest, an amount in cash equal to the product of (a) the aggregate number of Company Common Shares or Preferred Shares underlying such Warrant, multiplied by (b) the excess, if any, of the applicable Offer Price over the per Share or Preferred Share exercise price under such Warrant.

The Merger Agreement and the transactions contemplated by the Merger Agreement were recommended to the Company’s Board of Directors (the “Company Board”) by a special committee of the Company Board consisting of members independent of the owners of the Series A Preferred Shares. Following such recommendation, the Company Board (i) approved and declared that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the stockholders of the Company and the Company, (ii) approved the Merger Agreement and the other transactions contemplated by the Merger Agreement, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, (iii) determined to recommend that the stockholders of the Company accept the Offer and tender their shares to Merger Sub pursuant to the Offer and (iv) elected, to the extent permitted by applicable law, to make inapplicable all state takeover laws or similar laws, to the extent they might otherwise apply, to the execution, delivery, performance or consummation of the Merger Agreement or any other transaction contemplated by the Merger Agreement.

The obligation of Merger Sub to purchase the Company Common Shares and Preferred Shares is subject to certain customary conditions, including, among others, (i) that the number of Company Common Shares and Preferred Shares validly tendered and “received” (as defined in Section 251(h)(6) of the DGCL), and not validly withdrawn, prior to the expiration of the Offer, together with the number of Company Common Shares and Preferred Shares then-owned by Merger Sub or its affiliates equals a majority of the voting power of the issued and outstanding Company Common Shares and Preferred Shares, (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the accuracy, subject to various standards, of the Company’s representations and warranties contained in the Merger Agreement, (iv) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) and (v) the absence of a data compromise occurring or that is discovered involving more than 7 million cards and causing at least $7 million of direct damages.

Following the consummation of the Offer and subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, the Merger will be effected pursuant to the procedure provided under Section 251(h) of the DGCL, without a meeting or vote of the Company’s stockholders. The Merger will be effected as promptly as practicable after the conditions to the Merger have been satisfied or waived.

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, agreements to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time and not to engage in certain kinds of transactions during that period.

The Company is subject to customary “no-shop” restrictions on its, its subsidiaries’ and their respective representatives’ abilities to initiate, solicit or encourage acquisition proposals from third parties and to provide information to, or participate in discussions or negotiations with, third parties regarding acquisition proposals. However, the Company and its subsidiaries and their respective representatives may engage in the foregoing activities with any third party that makes an unsolicited written acquisition proposal that the Company Board has determined in good faith, after consultation with its outside legal counsel and financial advisor, and based on information then available, that such acquisition proposal constitutes, or could reasonably be expected to lead to, or result in, a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain customary termination rights for the Company and Parent including, among others, the right to terminate in the event that the Merger has not been consummated on or before February 28, 2019. Additionally, the Company has agreed to pay Parent a termination fee of $6,187,500 in cash upon termination of the Merger Agreement under certain specified circumstances, including in connection with a termination of the Merger Agreement by the Company to enter into a Superior Proposal or a change in the Company Board’s recommendation that the Company’s stockholders accept the Offer.

The Merger Agreement has been filed as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties and/or covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties and/or covenants contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and/or covenants set forth in the Merger Agreement. Moreover, certain representations and warranties and/or covenants contained in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties and/or covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1, respectively, hereto and incorporated by reference herein.

Tender and Support Agreement

Concurrent with and as an inducement to Parent entering into the Merger Agreement and incurring the obligations set forth therein, certain holders of Company Common Shares and Preferred Shares (collectively, the “Covered Holders”) entered into Tender and Support Agreements with Parent and Merger Sub (the “Tender and Support Agreements”) with respect to, subject to certain exceptions, all Company Common Shares and Preferred Shares beneficially owned by such stockholders (collectively, the “Covered Shares”). The parties subject to the Tender and Support Agreements have agreed to, subject to certain exceptions, tender, pursuant to and in accordance with the terms of the Offer, the Company Common Shares and the Preferred Shares subject to the Tender and Support Agreements. The holders of 100% of the Company’s issued and outstanding Series A Preferred Shares have executed Tender and Support Agreements in support of the transactions.

Each Tender and Support Agreement will terminate on the earliest to occur of (i) the termination of the Merger Agreement for any reason; (ii) the Merger becoming effective in accordance with the terms and provisions of the Merger Agreement; (iii) the acquisition by Parent or Merger Sub of all the Covered Shares of the Covered Holder, whether pursuant to the Offer, the Merger or otherwise; (iv) is agreed to in writing by Parent and the Covered Holder; (v) if the Covered Holder is a trust whose trustee is not a director or officer of the Company, the determination by such trustee of the Covered Holder following a material development, event, fact, occurrence or material change in circumstances that first occurs or first arises after the date of such Tender and Support Agreement that was not known or reasonably foreseeable by the trustee of the Covered Holder, after consultation with its outside legal counsel, that the failure to terminate the Tender and Support Agreement would violate the trustee’s fiduciary duties under applicable law; (vi) the Company Board making a Change in Recommendation (as defined in the Merger Agreement); or (vii) if the Offer has expired without acceptance for payment of the Covered Shares pursuant to the Offer occurring on or before 5:30 p.m. (Philadelphia, Pennsylvania time) on the first business day following such expiration of the Offer.

A form of the Tender and Support Agreement applicable to Company Common Shares and a form of Tender and Support Agreement applicable to Series A Preferred Shares are included as Annex A and Annex B, respectively, of the Merger Agreement, filed herewith, and are incorporated herein by reference. The foregoing descriptions of the form of Tender and Support Agreements are only a summary, does not purport to be complete and are qualified in its entirety by reference to the full text of the form of Tender and Support Agreements.

Item 8.01 Other Events.

On October 22, 2018, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report.

Notice to Investors

The tender offer for the outstanding Company Common Shares and Preferred Shares has not yet commenced. This communication is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any securities of the Company. The solicitation and offer to buy Company Common Shares and Preferred Shares will only be made pursuant to an Offer to Purchase and related materials. At the time the tender offer is commenced, Merger Sub will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”) and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. Investors are urged to read these materials when they become available, as well as any other relevant documents filed with the SEC when they become available, carefully and in their entirety because they will contain important information, including the terms and conditions of the tender offer. Investors may obtain a free copy of the Solicitation/Recommendation Statement and other documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov, or free of charge from the Company at www.jetpay.com.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements.” You can sometimes identify forward looking-statements by our use of the words “believes,” “anticipates,” “expects,” “intends,” “plans,” “forecast,” “guidance” and similar expressions. You are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of such factors. Forward-looking statements include, but are not limited to, statements with respect to the plans, strategies and objectives of management for business strategy, outlook, objectives, milestones, plans, intentions, goals, future financial condition or otherwise as to future events. Please refer to the risks detailed from time to time in the reports we file with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for additional risk factors that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. Any forward-looking statement made by the Company in this Current Report on Form 8-K are based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated October 19, 2018, by and between JetPay Corporation, NCR Corporation and Orwell Acquisition Corporation. *

99.1	NCR Corporation and JetPay Corporation October 22, 2018 Joint Press Release

* Schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2018

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien

	Name:	Gregory M. Krzemien
	Title:	Chief Financial Officer